SCHEDULE 14A
                    Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
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                              Thinking Tools, Inc.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

                              Thinking Tools, Inc.
 ................................................................................
                   (Name of Person(s) Filing Proxy Statement)

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


                              THINKING TOOLS, INC.

                           -------------------------

                                6541 Via Del Oro
                           San Jose, California 95119

                           -------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Thinking Tools, Inc.:

The Annual Meeting of Stockholders of Thinking Tools, Inc. (the "Company") will be held at the offices of the Company at the address shown above, at 9:30 a.m. Pacific Time, on Friday, December 5, 1997, for the following purposes:

   1. To elect eight Directors of the Board of Directors;

   2. To consider and act upon a proposal to adopt the Company's 1997 Stock Option Plan;

   3. To ratify the appointment of Deloitte & Touche, LLP as the independent accountants for the Company for the year ending December 31, 1997; and

   4. To transact such other business as may properly come before the meeting and any adjournment thereof.

All stockholders are invited to attend the meeting. Stockholders of record at the close of business on November 13, 1997, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to notice of, and vote at, the meeting will be open to examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Company at 6541 Via Del Oro, San Jose, California 95119.

Whether or not you intended to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

                                        By Order of the Board of Directors


                                        John Hiles
                                        Secretary

San Jose, California
November 13, 1997

                              THINKING TOOLS, INC.

                                6541 Via Del Oro
                           San Jose, California 95119

                            -------------------------
                                 PROXY STATEMENT

                            -------------------------

The accompanying proxy is solicited by the Board of Directors of Thinking Tools, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 9:30 a.m., Pacific Time, on Friday, December 5, 1997, and any adjournment thereof (the "Annual Meeting"). This proxy material is being mailed to stockholders commencing on or about November 14, 1997.

                          VOTING SECURITIES; PROXIES

A majority of the outstanding shares of Common Stock, par value $.001 per share (the "Common Stock"), present in person or represented by proxy shall constitute a quorum at the Annual Meeting. All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. Regarding the election of eight Directors to serve until the Annual Meeting of Stockholders in 1998, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to specific nominees. With respect to the other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares of Common Stock represented by a signed proxy will be voted FOR all the Board's nominees for Director, FOR the proposal to adopt the 1997 Stock Option Plan, FOR the proposal to ratify the appointment of Deloitte & Touch LLP as independent accountants and in accordance with the proxy holder's best judgement as to any other matters raised at the Annual Meeting.

Directors will be elected by a plurality of the votes cast by the holders of shares of Common Stock voting in person or by proxy at the Annual Meeting. Accordingly, abstentions and broker nonvotes will not be included in vote totals and will have no effect on the outcome of the vote. Adoption of the 1997 Stock Option Plan and ratification of the appointment of Deloitte & Touch LLP as independent accountants will each require approval by a majority of the votes cast by the holders of the shares of Common Stock voting on the proposal in person or by proxy at the Annual Meeting. Thus, with respect to the adoption of the 1997 Stock Option Plan and the ratification of the appointment of Deloitte
& Touch LLP, abstentions and broker nonvotes will not affect the outcome of the election.

A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

At the close of business on November 13, 1997, 4,641,758 shares of Common Stock were outstanding and eligible for voting at the meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the meeting. Only stockholders of record at the close of business on November 13, 1997 are entitled to notice of, and to vote at, the meeting.

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally by telefax and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company to request their authority for execution of the proxies.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The By-Laws of the Company provide that each Director serves from the date of his or her election until the annual meeting of stockholders held in the year following the year of his or her election and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The specific number of Directors is set by a resolution adopted by a majority of the entire Board of Directors. The terms of all Directors extend until the Annual Meeting of Stockholders in 1998. The Board of Directors has nominated each of the current Directors for re-election to the Board of Directors as Directors for one year terms expiring in 1998. Officers are elected for one-year terms by the Board of Directors.

The persons named in the accompanying proxy intend to vote for the election as Director of the nominees listed herein. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that the nominees will not serve if elected, but if any of them should become unavailable to serve as a Director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

The following table sets forth certain information with respect to each person who is currently a Director or executive officer of the Company and the individuals nominated and recommended to be elected by the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each Director and executive officer of the Company, including the nominees.

                      DIRECTORS AND OFFICERS OF THE COMPANY

     The Directors, executive officers and key employees and consultants of the Company, their positions held with the Company, their ages, and for Directors, the year they were first elected as Directors are as follows:


Name                           Age     Position                                          Year Elected As Director
----                           ---     --------                                          -------------------------
Mr. Fred Knoll                  42     Chairman of the Board, Director                             1994

Mr. Phillip F. Whalen, Jr.      50     President, Chief Executive Officer, Director                1996

Mr. John Hiles                  51     Founder, Chief Technology Officer, Secretary,               1994
                                         Director

Mr. Marc Cooper (2)             36     Director                                                    1997

Ms. Esther Dyson                45     Director                                                    1994

Mr. Frederick Gluck (2)         62     Director                                                    1994

Dr. Ted Prince (1)              50     Director                                                    1994

Mr. Fran Saldutti (1)           50     Director                                                    1994

Mr. Charles Isaacs              39     Vice President, Engineering

Mr. Rick Rosenbaum              50     Software Architect

Mr. Bruce Skidmore              39     Software Architect

Mr. Greg Rossi                  42     Senior Software Engineer

Mr. Robert Stern                50     Director of Multimedia Production

Mr. Mort Meyerson               59     Advisory Committee Member

-----------
(1) Member of Compensation Committee.
(2) Member of Audit/Finance Committee.

The following is a brief summary of the background of each Director and executive officer, key employee and consultant of the Company:

Fred Knoll has been Chairman of the Board and a member of the Board of Directors since September 1994. From 1987 to the present, Mr. Knoll has been the principal of Knoll Capital Management, L.P., a venture capital firm specializing in the information technology industry. From 1985 to 1987, Mr. Knoll was an investment manager for General American Investors, responsible for the technology portfolio, and served as the United States representative on investments in leveraged buy-outs and venture capital for Murray Johnstone, Ltd. of Glasgow, Scotland. From 1983 to 1985, Mr. Knoll served as manager of venture investments for Robert Fleming, Inc., a U.K. merchant bank in New York and was responsible for managing a venture capital fund as well as managing a team whose responsibility was to identify public investment opportunities. Mr. Knoll also held investment positions with the Capital Group (Capital Research/Capital Guardian) from 1982 to 1983 and General American Investors. During the 1970's, Mr. Knoll worked in sales and marketing management for Data General and Wang Laboratories, Inc. Mr. Knoll is a director of numerous companies, including Arthur Treachers, Inc., a company in the fast service seafood restaurant business and Lamar Signal Processing, Ltd., a digital processing company, and is a principal of Valor Capital Management, L.P., a private investment limited partnership. Mr. Knoll holds a B.S. in Computer Science from M.I.T. and an M.B.A. from Columbia University in Finance and International Business.

Phillip F. Whalen, Jr. has been President, Chief Executive Officer and a Director of the Company since December 1996. From June 1994 to November 1996, Mr. Whalen was Vice President of the European operations of Digital Tools, Inc. ("Digital Tools"), where he established an independent business unit for this leading project management software company. Prior to heading up Digital Tools' European operation, Mr. Whalen was, from July 1992, to May 1994, Vice President of Digital Tools' sales, marketing and services in the U.S. at Digital Tools' headquarters in Cupertino, California. During his tenure, Mr. Whalen made the Auto Plan project management software product the dominant one in its category. From 1990 to 1992, Mr. Whalen was Vice President, Marketing and then Vice President, Sales for Clarity Software, Inc. ("Clarity"), a UNIX business software company he helped found. While at Clarity, Mr. Whalen was responsible for establishing all marketing and sales functions. From 1985 to 1990, Mr. Whalen was Vice President, Sales and Marketing for cc:Mail Inc., which in five years grew to become the largest installed, LAN-based, electronic mail software product before being acquired by Lotus Development Corp. in 1990. Mr. Whalen received a B.A. in Chemistry from Denison University in 1969 and an M.B.A from Stanford University Graduate School of Business in 1982.

John Hiles, the Founder and Chief Technology Officer, has been Secretary of the Company and a member of its Board of Directors, since its inception. Mr. Hiles served as the Company's President from its inception until November 30, 1996 (except during the period from March to August 1996). Mr. Hiles' career spans 24 years in the software industry. From 1992 to 1993, he served in various positions with Maxis Business Simulations, including that of General Manager. While with Maxis, Inc., Mr. Hiles directed the development of SimHealth, a program which simulates the impact of various proposed reforms on the U.S. health care system, and developed a means of transferring the key human interface properties of entertainment games to business and government simulations. From 1986 to 1992, Mr. Hiles was President and co-founder of Delta Logic, Inc. From 1984 to 1986, Mr. Hiles served as Senior Vice President of product development at Digital Research. From 1976 to 1983, Mr. Hiles was employed by Amdahl where he lead the development of software products. In 1984, Mr. Hiles was in charge of leading software development at Mead Data Central. Two of the many products that have been produced by organizations that he directed were GEM, one of the first graphical user interfaces for the PC, and UTS, Amdahl's highly successful mainframe-compatible UNIX operating system which foreshadowed the open systems movement by several years. Mr. Hiles holds an A.B. from the University of California at Santa Barbara and took several additional undergraduate and graduate courses in Computer Science at the University of California at Los Angeles and the University of California at Irvine.

Marc S. Cooper has been a member of the board of directors since January 1997. Mr. Cooper is currently Vice-Chairman of Barington Capital Group, L.P. and served as Executive Vice President--Director of Investment Banking and Research from March 1992 until January 1997. From April 1989 to March 1992, Mr. Cooper was a partner of Scharf Brothers, a private merchant bank involved in acquisitions of domestic and international industrial and technology companies. From April 1987 to April 1989, Mr. Cooper was a Vice President in the corporate finance department of Kidder Peabody & Co., Inc., where he was involved in structuring and negotiating a wide variety of merchant banking and merger and acquisition transactions. From 1982 to 1987, Mr. Cooper was an associate in investment banking at Dean Witter Reynolds, Inc. Mr. Cooper received an M.B.A. from the New York University Graduate School of Business Administration, and a B.S. in Management and Economics from New York University.

Esther Dyson has been a member of the Board of Directors since October 1994. Ms. Dyson currently serves as chairman of EDventure Holdings, a diversified company focusing on emerging information technology worldwide, and on the emerging computer markets of Central and Eastern Europe. From 1983 to 1997, Ms. Dyson served as President of EDventure Holdings. Since 1994, Ms. Dyson has been chairman of the Electronic Frontier Foundation and has been a member of the US Nation Information Infrastructure Advisory Council, where she co-chairs the Information Privacy and Intellectual Property Subcommittee. Ms. Dyson is a member of the board of directors of the Global Business Network, ComputerLand Poland and Cygnus Support, and she is a member of the advisory board of Perot Systems. She is a limited partner in the Maryland Software Fund. Ms. Dyson has also written articles on industry topics for the Harvard Business Review, The New York Times, The New York Times Magazine, WIRED Magazine and Forbes Magazine, among others.

Frederick W. Gluck has been a member of the Board of Directors since October 1994. Mr. Gluck has served as director and senior counselor of Bechtel Group, Inc. since July 1997. Prior to such time and since 1995, he served as a member of the board of directors of Bechtel Group, Inc. and Bechtel Enterprises, Inc. He also serves as a member of both companies' executive committees. Prior to joining Bechtel, Mr. Gluck spent more than 25 years with McKinsey & Company, and was ultimately a managing director of the Company. Mr. Gluck serves on the Harvard Business School board of directors of the Associates, the Management Education Council of the Wharton School, the Council on Foreign Relations and the Board of the International Executive Service Corps. Mr. Gluck is also a member of the board of directors of ACT Networks, Inc.

Ted Prince has been a member of the Board of Directors since October 1994. Since 1995, Dr. Prince has been the Chairman and CEO of INSCI Corporation. Since 1992, Dr. Prince has been the President and founder of Perth Ventures, Inc., an investment banking and public relations firm which specializes in the emerging information technology area. Dr. Prince is also an author, publisher and speaker in the area of emerging information technologies and market trends. He is the author and publisher of The Technology Fundamentalist, a national newsletter focusing on emerging computer technologies and market trends. Dr. Prince has started up several information technology companies including CP International, a company specializing in text retrieval software, and Harwell Computer Power, a startup in the same field. From 1984 to 1992, he served as President and CEO of several companies, including the national computer services company, Computer Power Group. From 1979 to 1984, Dr. Prince was the Chief Information Officer of the Australian Social Security Agency where he was responsible for designing a new national social welfare system.

Fran Saldutti has been a member of the board of directors since October 1994. Mr. Saldutti has been, since 1995, a managing general partner of Ardent Research Partners, L.P., a limited partnership founded in 1992 to invest exclusively in the information technology markets. From 1990 through February 1995, Mr. Saldutti served as senior technology analyst for Amerindo Investment Advisors. From 1984 through 1986 he served as Senior Vice President and Director of Research for Gartner Securities and from 1986 to 1988 as Director of Technology Research for L.F. Rothschild. Mr. Saldutti moved to the buy side in 1989 as senior technology analyst with Merrill Lynch Asset Management's Sci/Tech Fund. From 1975 to 1989 Mr. Saldutti either produced, sold or directed technology research for several leading technology brokerage firms. Mr. Saldutti maintains board directorships in other technology companies, including Kraft Kennedy, Lesser, a LAN industry systems integrator and Meta Group, a market research firm specializing in information technology, on which he also serves on the compensation committee. He is a member of the Software and Services Splinter Group of the New York Society of Securities Analysts.

Charles Isaacs, Vice President, Engineering, has been employed by the Company since July 1997. Mr. Isaacs has 17 years of experience in software engineering and systems integration and more than 12 years of experience in leading complex software development projects. From 1995 to 1997 he was employed by the Answer Systems Division of Platinum Technology, Inc. where he served most recently as Vice President and General Manager and prior thereto as Vice President, Engineering. From 1980 to 1995, Mr. Isaacs held several positions at GTE Government Systems, most recently as Vice President of Engineering and Operations. Mr. Isaacs holds a B.S. in Electrical Engineering from the University of California, Santa Barbara and an M.B.A. from California Lutheran University.

Rick Rosenbaum, Software Architect, has been employed by the Company as an applications engineer since its inception. Mr. Rosenbaum has 26 years of experience in the software industry specializing in computer languages and simulation applications. Prior to working at the Company, from 1992 to 1993, he served as Senior Member of the Technical Staff of Maxis, Inc. and, in 1986, as Manager of the Core Languages Group of Sun Microsystems, and from 1987 to 1992 as Project Manager of Digital Research and Bank of America. Mr. Rosenbaum holds a B.S. in Electrical Engineering and an M.S. in computer science from the Georgia Institute of Technology.

Bruce Skidmore, Software Architect, has been employed by the Company as a senior engineering manager since 1993. Mr. Skidmore has 16 years of experience in the software development industry as, among other things, a Project Manager, Engineering Manager and Director of Engineering. His technical experience is in the areas of operating system development and design, networks and application architectures. From 1992 to 1993 he worked for Maxis, Inc. as Director of Product Development. From 1986 through 1992, he worked for Poquet and Delta Logic as Manager of Communications and Systems Software. From 1981 to 1986, he worked for Digital Research as a Network Project Manager. Mr. Skidmore holds a B.S. in Computer Science from California Polytechnic State University, San Luis Obispo.

Greg Rossi, Senior Software Engineer and the architect of WHITEBOARD, has been employed by the Company as a programmer since 1994. Mr. Rossi has 13 years of experience in the software industry focusing on object data bases and graphic user interfaces. From 1992 to 1993 he worked for Maxis, Inc. as Senior Member of the Technical Staff. From 1986 to 1992
he worked for Poquet and Delta Logic as principal programmer. From 1985 to 1988 he worked for Digital Research as a senior software engineer and from 1982 to 1984 for Dialogic Systems as programmer. Mr. Rossi has a B.A. in Chemistry and Computer Science from the University of California at Santa Cruz.

Robert Stern has been Director of Multimedia Production for the Company since February, 1997. Mr. Stern has 27 years of experience as a creator, developer, and producer of a wide range of corporate design and interactive products. He is the former Creative Director of Simply Interactive. Prior to that he was President and Executive Producer at Technimation, Inc. a computer animation company. He has worked on projects for Internal Business Machines, Inc., Apple Computer, Inc., Advanced Micro Devices, Inc., and Acura, to name a few. Mr. Stern holds a B.A. in graphic design and a M.F.A. in film production from the University of Washington. He is a frequent lecturer on computer animation and web design.

Morton Meyerson, the Chairman of the Advisory Committee, has been Chairman of Perot Systems since 1992. From 1979 to 1986 he was President and Chief Executive Officer of EDS Information Systems. Mr. Meyerson has had extensive experience in the software industry, in running large technology companies and in investing in, growing and capitalizing emerging technology companies.

Committees of the Board of Directors; Board Meetings

The Board of Directors has established an Audit/Finance and a Compensation Committee to assist it in the discharge of its responsibilities. The principal responsibilities of each committee and the members of each committee are described in the succeeding paragraphs. Actions taken by any committee of the Board are reported to the Board of Directors, usually at its next meeting or by written report. The Company's Board of Directors held three meetings during the fiscal year ended December 31, 1996. All Directors attended at least 75% of the meetings held during the fiscal year ended December 31, 1996.

The Audit/Finance Committee currently consists of Messrs. Cooper and Gluck, each of whom is an independent Director. The Audit/Finance Committee was formed in October 1997. It recommends the appointment of a firm of independent public accountants to examine the financial statements of the Company for the coming year. In making this recommendation, it reviews the nature of audit services rendered, or to be rendered, to the Company. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the financial statements, results of those audits, and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations.

The Compensation Committee currently consists of Messrs. Prince and Saldutti, each of whom is an independent Director. The Compensation Committee was formed in January 1997. This Committee reviews salaries of certain senior executives and employees of the Company. The Committee is also charged with the administration of the Company's stock option plans and incentive programs.

No member of the Compensation Committee has ever served as an executive officer or an employee of the Company. In addition, no executive officer of the Company has ever served as (i) a member of the compensation committee or equivalent of another entity, one of those executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee or (iii) a member of the compensation committee or equivalent of another entity, one of whose executive officers served as a Director of the Company.

Compensation of Directors

The Directors do no receive cash compensation for service on the Board of Directors or on any of its Committees, but Directors may be reimbursed for certain expenses in connection with attendance at Board of Directors' and Committee meetings. During fiscal year ended December 31, 1996, the Company's non-employee Directors were granted fully-vested options to purchase an aggregate of 41,036 shares of Common Stock at a weighted average exercise price of $1.00 per share.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid for the fiscal years ended December 31, 1996, December 31, 1995, and December 31, 1994, to those persons who were, at December 31, 1996, (i) the chief executive officer and (ii) the one other most highly compensated executive officer of the Company, who was the only other executive officer of the Company who received over $100,000 in compensation in the form of salary and bonus (the "Named Executive Officer").

                          Summary Compensation Table

                                                       Annual Compensation                Long Term
                                           -------------------------------------------   Compensation
                                                                                            Awards
                                                                                          Securities
                                                                        Other Annual      Underlying
                                                                        Compensation       Options/       All Other
Name and Principal Position     Year       Salary ($)     Bonus ($)         ($)              SARs        Compensation
---------------------------     ----       ----------     ---------     ------------     -------------   -------------
Phillip F. Whalen, Jr.          1996(1)      $ 14,584            --          --            430,000            --
President and Chief
Executive Officer

John Hiles(2)                   1996         $135,507       $25,000          --                 --            --
Founder, Chief                  1995         $132,000            --          --                 --            --
Technology Officer              1994         $132,000            --          --                 --            --

-----------
(1) Mr. Whalen joined the Company on December 1, 1996, and this amount represents his salary from that date through December 31, 1996.
(2) Mr. Hiles was President of the Company until November 30, 1996.

                           1996 Stock Option Grants

The Company strives to distribute stock option awards broadly throughout the organization. Stock option awards are based on the individual's position and contribution to the Company. The Company's long term performance ultimately determines compensation from stock options because stock option value is entirely dependent on the long term growth of the Company's Common Stock price.

The following table sets forth certain information concerning options granted to the Chief Executive Officer and the Named Executive Officer during the fiscal year ended December 31, 1996.

                        Option Grants in Last Fiscal Year

                                Individual Grants

                              Number of
                             Securities        % of Total Options                           Market
                             Underlying            Granted to         Exercise or Base     Price on
                           Options Granted        Employees in             Price            Date of    Expiration
Name                             (#)              Fiscal Year              ($/Sh)            Grant        Date
----                       ---------------     ------------------     -----------------    ---------   -----------
Phillip F. Whalen, Jr.         230,000(1)             39.00%                $7.65            $9.00      12/01/06
                               150,000(2)             25.40%                $9.00            $9.00      12/01/06
                                50,000(3)              8.50%                $9.00            $9.00      12/01/06

John Hiles                          --                   --                    --               --            --

-----------
(1) Options to purchase 76,667 shares of the Company's Common Stock shall become exercisable commencing December 1, 1997, and options to purchase an additional 6,388.875 shares of the Company's Common Stock shall become exercisable in each of the succeeding months that Mr. Whalen is an employee thereafter, until December 1, 1999, at which time all such options shall become exercisable.
(2) Provided Mr. Whalen is still an employee of the Company at the time, such options shall become exercisable upon the earlier of (i) December 1, 1999, and (ii) such time as the market price of the Company's Common Stock is $20.00 per share or higher for 20 consecutive days.
(3) Provided Mr. Whalen is still an employee of the Company at the time, such options shall become exercisable upon the earlier of (i) December 1, 1999, and (ii) such time as the market price of the Company's Common Stock is $30.00 per share or higher for 20 consecutive days.

                      AGGREGATE OPTION EXERCISES DURING THE
                      FISCAL YEAR ENDED DECEMBER 31, 1996
                        AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information concerning the number and value of shares underlying exercisable and unexercisable stock options as of the fiscal year ended December 31, 1996 by the Named Executive Officer. No options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 1996.

                                                                                         Value of Unexercised
                                                     Number of Security Underlying             In-The-Money
                                                        Unexercised Options at                  Options at
                           Shares                          December 31, 1996               December 31, 1996(1)
                          Acquired                  -------------------------------   ------------------------------
                         on Exercise     Value
Name                         (#)       Realized($)   Exercisable     Unexercisable     Exercisable     Unexercisable
----                     -----------  ------------  -------------   ---------------   -------------   --------------
Phillip F. Whalen, Jr.       N/A          N/A           --             430,000            --             $253,000

John Hiles                   N/A          N/A           --                  --            --                   --

-----------
(1) These figures are based on a price of $8.75 per share, the closing price of the Common Stock on December 31, 1996 as reported on the Nasdaq Small Cap Market as of such date, less the exercise price of each option.

Arrangements with Directors and Executive Officers

Mr. Whalen's employment arrangements with the Company guarantee him an annual base salary of $175,000 plus a minimum bonus of $75,000 for the fiscal year ending December 31, 1997, provided the Company reaches certain milestones (to be determined by the Compensation Committee). Mr. Whalen received a salary of $14,584 fiscal 1996, representing his prorated salary for his one month of employment during fiscal 1996. Additionally, in connection with his employment by the Company, Mr. Whalen received (i) an option under the 1996 Stock Option Plan to purchase 230,000 shares of Common Stock at $7.65 per share, 76,667 of such options vesting on December 1, 1997, and 6,388.875 of such options vesting in each of the succeeding months that Mr. Whalen is an employee thereafter, until December 1, 1999, at which time all such options shall be exercisable;
(ii) an option outside of the Plan to purchase 150,000 shares of Common Stock at $9.00 per share, such options vesting upon the earlier of (A) December 1, 1999, and (B) such time as the Common Stock is $20.00 per share or higher for 20 consecutive days; and (iii) an option outside of the Plan to purchase 50,000 shares of Common Stock, such options vesting upon the earlier of (A) December 1, 1999, and (B) such time as the Common Stock is $30.00 per share or higher for 20 consecutive days.

John Hiles, the Founder, Chief Technology Officer, Secretary and former President of the Company, is employed by the Company under an employment agreement that is subject to automatic annual renewals unless terminated by the Company or Mr. Hiles upon 90 days' prior written notice. Mr. Hiles currently receives a salary of $160,000 per year and a minimum bonus of $50,000 for the fiscal year ending December 31, 1997. Such salary may be increased at the discretion of the board of directors, and may be supplemented by certain bonuses at the discretion of the board of directors of the Company. The Company believes the terms of the arrangement are no less favorable to the Company than the terms that it could have obtained from an unaffiliated third party.

Fred Knoll, the Chairman of the Board of the Company, has provided, and continues to provide certain executive and related consulting services to the Company as requested by the Company, including, serving as Chairman of the Board, consulting on various aspects of the Company's business and negotiating certain contractual and employment arrangements. To date, Mr. Knoll has not been compensated for such services, however, commencing October 1, 1997, Mr. Knoll will be compensated for such services at an annual rate of $150,000. Payment of Mr. Knoll's compensation will be deferred until the Board of Directors determines to make payments in respect thereof. Mr. Knoll is also entitled to reimbursement of any expenses which he incurs in connection with providing services to the Company. Mr. Knoll, through certain affiliates, controls Technologies.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company as of November 13, 1997 with respect to the beneficial ownership of the Company's voting securities by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and Named Executive Officers, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address                       Amount and Nature of
of Beneficial Owner                    Beneficial Ownership  Percentage of Class(1)
-------------------                    --------------------  ----------------------
Thinking Technologies, L.P.(2)               2,579,573                 49.0%

Mr. Fred Knoll(3)                            2,579,573                 49.0%

Mr. John Hiles(4)                            1,076,677                 23.2%

Mr. Phillip F. Whalen, Jr.(5)                   83,055                   --

Mr. Marc Cooper(6)                                  --                   --

Ms. Esther Dyson(7)(8)                          25,000                  *

Mr. Frederick Gluck(8)(9)                       25,000                  *

Dr. Ted Prince(8)(10)                           25,000                  *

Mr. Fran Saldutti(8)(11)                        25,000                  *

All directors and
executive officers as a group
(8 persons)(3)(4)(5)(6)(7)(9)(10)(11)        3,756,250                 70.0%

-----------
* Less than one percent.

(1) Percentage of ownership is based on 4,641,758 shares of Common Stock outstanding. For each beneficial owner, shares of Common Stock subject to convertible securities exercisable within 60 days of the date of this Proxy Statement are deemed outstanding for computing the percentage of such beneficial owner.
(2) Includes 468,242 shares of Common Stock issuable upon the exercise of the Technologies Warrants and 156,250 shares of Common Stock issuable upon exercise of Bridge Warrants issued as part of the Bridge Units purchased by Technologies. Does not include 75,454 shares of Common Stock which may be purchased by Technologies from John Hiles upon the exercise of an outstanding option for $5.00 per share. The address of Thinking Technologies, L.P. is 200 Park Avenue, Suite 3900, New York, New York 10166.
(3) Includes 2,579,573 shares beneficially owned by Thinking Technologies, L.P., a limited partnership indirectly controlled by Mr. Knoll. The address of Mr. Knoll is c/o Knoll Capital Management, 200 Park Avenue, Suite 3900, New York, New York 10166.
(4) Includes 75,454 shares of Common Stock which may be purchased by Technologies from John Hiles upon the exercise of an outstanding option for $5.00 per share. The address of Mr. Hiles is c/o Thinking Tools, Inc., 6541 Via Del Oro, San Jose, California 95119.
(5) Consists of an aggregate of 83,055 shares of Common Stock which are issuable upon exercise of options, of which options 76,667 vest December 1, 1997 and 6,388 vest January 1, 1998. The address of Mr. Whalen is c/o Thinking Tools, Inc., 6541 Via Del Oro, San Jose, California 95119.
(6) The address of Mr. Cooper is c/o Barington Capital Group, 888 7th Avenue, New York, NY 10019.
(7)  The address of Ms. Dyson is c/o EDventure Holdings, Inc., 104 Fifth
     Avenue, 20th Floor, New York, New York 10011-6987.
(8) Includes an aggregate of 25,000 shares of Common Stock issuable to each non-affiliated director of the Company upon exercise of outstanding options.
(9) The address of Mr. Gluck is c/o Bechtel, Inc., 50 Beal Street, San Francisco, California 94105.
(10) The address of Dr. Prince is c/o Perth Ventures, 342 Madison Avenue, #716, New York, New York 10173.
(11) The address of Mr. Saldutti is c/o Ardent Research Partners, 200 Park Avenue, 39th Floor, New York, New York 10166.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with its purchase of certain assets from Maxis, Inc., and in order to fund its continuing operations, the Company entered into a stock purchase and loan agreement, dated September 28, 1994, by and between Technologies and the Company (the "Technologies Agreement"). Technologies was formed by Knoll Capital Management, L.P. in order to purchase Common Stock of the Company and to advance the funds provided for under the Technologies Agreement. The general partner of Technologies is Knoll Capital Management, L.P., an affiliate of Mr. Fred Knoll, the Company's Chairman of the Board. Mr. Mort Meyerson, a member of the advisory committee of the Company, is a limited partner in Technologies.

Pursuant to the Technologies Agreement, Technologies purchased 61.11% of the Company's authorized and issued Common Stock, for the purchase price of $100,000 and loaned to the Company $1,200,000 (the "Loan"). The Loan was evidenced by a promissory note (the "Technologies Note") due and payable on September 27, 1999. The Technologies Note provides for the semi-annual payment of interest at ten percent (10%) per annum beginning when and if the Company realized $2,000,000 in gross income during any fiscal year. In connection with the Technologies Agreement, Mr. Hiles executed an irrevocable proxy authorizing Knoll Capital Management, L.P. to vote his shares of Common Stock, which proxy was effective until the Company (i) was acquired through a merger or acquisition; or (ii) effects an initial public IPO in the aggregate amount of $2,500,000. On and before July 29, 1996, Technologies made additional loans to the Company in an aggregate principal amount of $502,000, with interest at a rate of 10% per annum, which loans were due and payable on December 31, 1996 (the "Additional Loan"), but were repaid in connection with the Bridge Financing. In connection with the Additional Loan, Technologies received warrants to purchase 468,242 shares of Company Common Stock at an exercise price of $1.07 per share. The loan was paid in full on December 31, 1996.

Pursuant to the Technologies Agreement, as long as Technologies owned 20% of the Company's Common Stock, the Company could not take certain actions without the approval of the Company's board of directors. Technologies entered into a Consent, Waiver and Amendment dated as of August 28, 1996, as amended (the "Consent & Waiver"), with the Company in connection with the Bridge Financing pursuant to which such covenants terminated upon consummation of the IPO.

In connection with the Technologies Agreement, the Company and Mr. Hiles agreed to certain co-sale rights and registration rights. Pursuant to the Consent and Waiver, these rights terminated upon consummation of the IPO.

In addition, in connection with the Bridge Financing, pursuant to the Consent and Waiver, the following transactions were consummated:

Thinking Tools, Inc., a California corporation ("TTI"), was merged with and into its wholly-owned subsidiary Thinking Tools, Inc., a Delaware corporation. Pursuant to the Merger, each share of common stock of TTI outstanding prior to the Merger was exchanged for .7462 shares of Common Stock.

Pursuant to a plan of recapitalization adopted by the Company's board of directors, Technologies converted $1,200,000 aggregate principal amount of outstanding indebtedness and $120,310 of accrued interest into an aggregate of 263,158 shares of Common Stock issued to Technologies.

Technologies purchased $625,000 aggregate principal amount of Bridge Notes in the Bridge Financing immediately following repayment by the Company of $502,000 aggregate principal amount of outstanding indebtedness and $123,000 of accrued interest due to Technologies from the proceeds of the Bridge Financing.

                                   PROPOSAL 2

                             1997 STOCK OPTION PLAN

Approval of the 1997 Stock Option Plan

The Company's Board of Directors has adopted the 1997 Stock Option Plan (the "1997 Stock Option Plan"), subject to the approval by the stockholders.

The purpose of the 1997 Stock Option Plan is (i) to align the interests of the Company's stockholders with those of the Company's directors, officers and key employees by providing recipients with a proprietary interest in the Company's growth, profitability and success and (ii) to advance the interests of the Company by attracting and retaining the services or advice of well-qualified employees, officers, agents, consultants, independent contractors and directors who are not officers or other salaried employees of the Company ("Non-Employee Directors").

The Company's current stock-based incentive plan, the 1996 Stock Option Plan ("the 1996 Stock Option Plan"), provided for the grant of options to acquire a maximum of 376,000 shares of Common Stock when it was established in 1996. As of November 13, 1997, no shares remained available for grant. The Board believes that it is in the best interest of the Company and its stockholders at this time to adopt a new stock-based incentive plan in order to accomplish the purposes set forth above.

Description of 1997 Stock Option Plan

The 1997 Stock Option Plan provides for the grant of options to acquire a maximum of 600,000 shares of "Common Stock." The 1997 Stock Option Plan permits the granting of qualified incentive stock options ("ISOs") or nonqualified stock options ("NSOs"), at the discretion of the administrator of the 1997 Stock Option Plan (the "Plan Administrator"). The Board of Directors has appointed the Compensation Committee of the Board, which consists of Messrs. Prince and Saldutti, as the Plan Administrator. Subject to the terms of the 1997 Stock Option Plan, the Plan Administrator determines the terms and conditions of options granted under the 1997 Stock Option Plan. Options granted under the 1997 Stock Option Plan are evidenced by written agreements which contain such terms, conditions, limitations and restrictions as the Plan Administration deems advisable and which are not inconsistent with the 1997 Stock Option Plan.

ISOs may be granted to individuals who, at the time of grant, are employees of the Company or its affiliates. NSOs may be granted to Directors, employees, consultants and other agents of the Company or its affiliates.

The 1997 Stock Option Plan provides that the Plan Administrator must establish an exercise price for ISOs that is not less than the fair market value per share of the Common Stock at the date of grant and an exercise price for NSOs of not less than the par value per share of the Common Stock at the time the option is granted. Each ISO must expire within 10 years of the date of grant. However, if ISOs are granted to persons owning more than 10% of the voting stock of the Company, the 1997 Stock Option Plan provides that the exercise price may not be less than 110% of the fair market value per share at the date of grant and that the term of such ISOs may not exceed five years. The aggregate number of options which may be granted under the 1997 Stock Option Plan to any individual participant within any five-year period during the term of the 1997 Stock Option Plan is limited to 500,000 shares (subject to proportionate adjustment for changes in capitalization). Unless otherwise provided by the Plan Administrator, options granted under the 1997 Stock Option Plan vest at a rate of 25% per year over a four-year period; provided, that commencing after one year, the options scheduled to vest at the end of each of the next three years shall vest in equal monthly installments.

An optionee whose relationship with the Company or any related corporation ceases for any reason (other than termination for cause, death or total disability, as such terms are defined in the 1997 Stock Option Plan) may exercise options that are then exercisable only within the three-month period following such cessation (unless such options terminate or expire sooner by their terms), or within such longer period as may be determined by the Plan Administrator in the case of NSOs. Unexercised options granted under the 1997 Stock Option Plan terminate upon a merger (other than a stock merger), reorganization or liquidation of the Company which results in the stockholders of the Company receiving cash or property other than capital stock in exchange for their shares of the Company's Common Stock; however, prior to such a transaction, optionees may exercise such options without regard to whether the vesting requirements have been satisfied.

Options granted under the 1997 Stock Option Plan convert into options to purchase shares of another corporation that is the successor to the Company in a stock merger with the Company, unless the Company and such other corporation, in their sole discretion, determine that such options terminate. Such converted options become fully vested without regard to whether the vesting requirements in the option agreements for such options have been satisfied, unless the Board of Directors determines otherwise.

The option exercise price must be paid in full at the time the notice of exercise of the option is delivered to the Company and must be tendered in cash, by bank certified or cashier's check or by personal check. Options may also be exercised in "cashless exercises" (delivery of such shares of stock or cancellation of such options of the Company having a fair market value equal to the exercise price). Unless otherwise provided by the Plan Administrator, options are nontransferable. The Board of Directors has certain rights to suspend, amend or terminate the 1997 Stock Option Plan. Stockholder approval must be obtained for certain amendments which will (i) increase the number of shares which are to be reserved for the issuance of options under such plan or
(ii) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under such plan.

Certain Federal Income Tax Consequences of the 1997 Stock Option Plan Under Current Law

The following is a brief description of the federal income tax consequences of stock options which may be granted under the 1997 Stock Option Plan under present tax laws.

Incentive Stock Options. There will be no federal income tax consequences to either the recipient or the Company upon the grant of an ISO. Except as described below, the recipient will not have to recognize any income upon the exercise of an ISO, and the Company will not be allowed any deduction, as long as the recipient does not dispose of the shares within two years from the date the ISO was granted or within one year from the date the shares were transferred to the recipient (the "holding period requirement"). Upon a sale of the shares after the holding period requirement is satisfied, the recipient will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such shares, but no deduction will be allowed to the Company. If a recipient disposes of shares before the holding period requirement is satisfied, the recipient will recognize ordinary income in the year of disposition, and the Company will be entitled to a corresponding deduction, in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the option price of the shares or (b) the excess of the amount realized from such disposition over the option price of the shares. Where shares are sold before the holding period requirement2 is satisfied, the recipient will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise.

A recipient may under certain circumstances be permitted to pay all or a portion of the option price of an ISO by delivering Common Stock of the Company. If the Common Stock delivered by a recipient as payment of the option price was acquired through a prior exercise of an ISO or an option granted under an employee stock purchase plan, and if the holding period requirement applicable to such Common Stock has not yet been met, the delivery of such Common Stock to the Company could be treated as a taxable sale or disposition of such stock. In general, where a recipient pays the option price of an ISO by delivering Common Stock of the Company, the recipient will have a zero tax basis in the shares received that are in excess of the number of shares of Common delivered in payment of the option price.

For alternative minimum tax purposes, regardless of whether the recipient satisfies the holding period requirement, the excess of the fair market value of the shares on the exercise date over the option price will be treated as a positive adjustment to the recipient's alternative minimum taxable income for the year the ISO is exercised. If the shares are disposed of in the year the ISO was exercised, however, the positive adjustment taken into account for alternative minimum tax purposes will not exceed the gain realized on such sale. Exercise of an ISO may thus result in liability for alternative minimum tax.

An ISO will generally be treated as an NSO for federal income tax purposes if it is exercised more than three months after the recipient terminates his or her employment with the Company, provided that this three-month limitation will not apply if the employment terminates by reason of the recipient's death. Under the 1997 Stock Option Plan, an ISO will terminate 90 days after the recipient terminates employment, except in the case of a termination resulting from death or retirement. In the case of a recipient who retires, an option will not be treated as an ISO for federal income tax purposes (and will instead be treated as an NSO) if such option is exercised more than three months after the termination of employment.

Non-Qualified Stock Options. There will be no federal income tax consequences to either the recipient or the Company upon the grant of an NSO. Upon the exercise of an NSO, the recipient will recognize ordinary compensation income in an amount equal to the fair market value of each share on the date of exercise over the option price, and the Company generally will be entitled to a federal income tax deduction of the same amount.

If a recipient pays the option price of an NSO by surrendering Common Stock held by the recipient, then, to the extent the shares received upon exercise of the option do not exceed the number of shares delivered, the recipient will be treated as making a tax-free exchange of stock and the new shares received will have the same tax basis and holding period requirement as the shares given up. In such case, the recipient will recognize ordinary compensation income in an amount equal to the fair market value of the shares in excess of the shares delivered in payment of the option price. The basis of such additional shares will equal their fair market value on the date the option was exercised. If a recipient exercises an NSO on a cashless basis as permitted under the 1997 Stock Option Plan, the recipient will recognize compensation income equal to the fair market value of the shares received and the recipient's initial tax basis in such shares will equal their fair market value.

The Board of Directors recommends a vote FOR the approval of the 1997 Stock Option Plan, which is designated as Proposal 2 on the enclosed proxy card.

                                  PROPOSAL 3

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Board of Directors of the Company has appointed Deloitte & Touche LLP as independent accountants for the 1997 fiscal year and to render other professional services as required. The appointment of Deloitte & Touche LLP is being submitted to stockholders for ratification.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as independent accountants of the Company, which is designated as Proposal 3 on the enclosed proxy card.

                                 ANNUAL REPORT

The Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1996 is being mailed to stockholders with this proxy statement.

          DEADLINE FOR STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company's 1998 Annual Meeting of Stockholders must be received at the Company's offices at 6541 Via Del Oro, San Jose, California 95119 no later than March 31, 1998, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Commission rules and regulations.

                                 OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, THINKING TOOLS, INC., 6541 VIA DEL ORO, SAN JOSE, CALIFORNIA 95119.

                                        By Order of the Board of Directors




                                        John Hiles
                                        Secretary

November 13, 1997

                                                                        Annex A

                             THINKING TOOLS, INC.

                            1997 STOCK OPTION PLAN

SECTION 1. Purpose. The purpose of the Thinking Tools, Inc. 1997 Stock Option Plan (this "Plan") is to provide a means whereby selected employees, officers, directors, agents, consultants and independent contractors of Thinking Tools, Inc. (the "Company") or of any parent or subsidiary (as defined in subsection
5.7 and referred to hereinafter as "related corporations") thereof, may be granted incentive stock options and/or non-qualified stock options to purchase the Common Stock (as defined in Section 3) of the Company, in order to attract and retain the services or advice of such employees, officers, directors, agents, consultants and independent contractors and to provide added incentive to them by encouraging stock ownership in the Company.

SECTION 2. Administration.

     (a) This Plan shall be administered by the Board of Directors of the Company (the "Board"), except to the extent the Board delegates its authority to a committee of the Board to administer this Plan. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator."

     (b) For so long as the Company's Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no Option shall be granted to a director or officer (subject to Section 16 of the Exchange Act) of the Company by the Board unless (i) approved in advance by the Board or the Plan Administrator in accordance with the provisions of Rule 16b-3(d)(1) under the Exchange Act (where the Plan Administrator, if not the entire Board, is a committee of the Board composed solely of two or more non-employee directors who satisfy the requirements of Rule 16b-3(b)(3) under the Exchange Act), or (ii) approved in advance, or subsequently ratified by, the stockholders in accordance with the provisions of Rule 16b-3(d)(2) under the Exchange Act, except that an option may be granted absent such approval if the option provides that no officer or director of the Company may sell shares received upon the exercise of such option during the six-month period immediately following the grant of such option.

2.1 Procedures. The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

2.2 Responsibilities. Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options, including the designation of such options as an incentive stock option or non-qualified stock option. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options corresponds to the requirements of Internal Revenue Code (the "Code") Section 422, the regulations thereunder, and any amendments thereto.

2.3 Section 16(b) Compliance and Bifurcation of Plan. It is the intention of the Company that this Plan comply in all respects with Section 16(b) and Rule 16b-3 under the Exchange Act, to the extent applicable, and, if any Plan provision is later found not to be in compliance with such Section or Rule, as the case may be, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Section 16(b) and Rule 16b-3 under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors or other persons subject to
Section 16(b) of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

SECTION 3. Stock Subject to This Plan. The stock subject to this Plan shall be the Company's Common Stock, par value $.001 per share (the "Common Stock"), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 7 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 600,000 shares as such Common Stock was constituted on the effective date of this Plan or any amendment to this Section 3 of this Plan pursuant to which the number of shares of Common Stock available for the granting of options under this Plan shall be increased or decreased. If any option granted under this Plan shall expire, be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such surrendered, canceled or terminated options.

SECTION 4. Eligibility. An incentive stock option may be granted only to any individual who, at the time the option is granted, is an employee of the Company or any related corporation. A nonqualified stock option may be granted to any director, employee, officer, agent, consultant or independent contractor of the Company or any related corporation, whether an individual or an entity. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee".

SECTION 5. Terms and Conditions of Options. Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan (the "Option Agreement"). Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

5.1 Number of Shares and Price. The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that the Plan Administrator shall act in good faith to establish the exercise price which shall be not less than the fair market value per share of the Common Stock at the time the option is granted with respect to incentive stock options and not less than the par value per share of the Common Stock at the time the option is granted with respect to nonqualified stock options and also provided that, with respect to incentive stock options granted to greater than 10% stockholders, the exercise price shall be as required by Section 6. In addition, in any five-year period during the term of the Plan, no individual may be granted options under the Plan to purchase more than 500,000 shares of Common Stock, subject to proportionate adjustments to reflect changes in capitalization, as set forth in Section 7 hereof.

5.2 Term and Maturity. Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% stockholders, the term of each incentive stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years from the date it is granted but in no event shall the term of any incentive stock option exceed 10 years. The term of each nonqualified stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years from the date it is granted. To ensure that the Company or related corporation will achieve the purpose and receive the benefits contemplated in this Plan, any option granted to any Optionee hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted by the Plan Administrator, be exercisable according to the following vesting schedule:

Period of Optionee's
Continuous Relationship
With the Company or Related
Corporation From the Date              Portion of Total Option
the Option is Granted                  Which is Exercisable
---------------------------            ------------------------
          after 1 year                            25%
          after 2 years                           50%
          after 3 years                           75%
          after 4 years                          100%

provided, that commencing after 1 year, the options scheduled to vest at the end of each of the next three years shall vest in equal monthly installments.

5.3 Exercise. Subject to any vesting schedule described in subsection 5.2 above, each option may be exercised in whole or in part; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased upon any exercise of an option hereunder and that only whole shares will be issued pursuant to the exercise of any option. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

5.4 Payment of Exercise Price. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased.

The Plan Administrator can determine at the time the option is granted for incentive stock options, or at any time before exercise for nonqualified stock options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

      (a) delivery of shares of stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

      (b) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise; or

      (c) delivery of a properly executed exercise notice together with instructions to the Company to withhold from the shares that would otherwise be issued upon exercise that number of shares having a fair market value equal to the option exercise price.

5.5 Withholding Tax Requirement. The Company or any related corporation shall have the right to retain and withhold from any payment of cash or Common Stock under the Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold such shares in whole or in part until the Company is so reimbursed. In lieu thereof, the Company, at its option in its sole discretion, shall (a) have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes or
(b) retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld. If required by Section 16(b) of the Exchange Act, the election to pay withholding taxes by delivery of shares held by any person who at the time of exercise is subject to Section 16(b) of the Exchange Act, shall be made either six months prior to the date the option exercise becomes taxable or at such other times as the Company may determine as necessary to comply with
Section 16(b) of the Exchange Act.

5.6 Assignability and Transferability of Option. Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than (i) by will or by the applicable laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder or (iii) as otherwise determined by the Plan Administrator and set forth in the applicable Option Agreement. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. The designation by an Optionee of a beneficiary does not, in and of itself, constitute an impermissible transfer under this Section.

5.7 Termination of Relationship. If the Optionee's relationship with the Company or any related corporation ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of the three-month period following such cessation as to all shares for which it has not theretofore been exercised, unless, in the case of a nonqualified stock option, such provision is waived in the agreement evidencing the option or by resolution adopted by the Plan Administrator within 90 days of such cessation. If, in the case of an incentive stock option, an Optionee's relationship with the Company or related corporation changes from employee to non-employee, such as a consultant, such change shall constitute a termination of an Optionee's employment with the Company or related corporation and the Optionee's incentive stock option shall become a non-qualified stock option.

If an Optionee is terminated for cause, any option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, misconduct or disclosure of confidential information. If an Optionee's relationship with the Company or any related corporation is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, all Optionee's rights under any option granted hereunder likewise shall be suspended during the period of investigation.

If an Optionee's relationship with the Company or any related corporation ceases because of a total disability, the Optionee's option shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the 12-month period following such cessation (unless by its terms it sooner terminates and expires). As used in this Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two (if more than one is required by the Company in its sole discretion) independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two (if more than one is required by the Company in its sole discretion) independent physicians have furnished their opinion of total disability to the Plan Administrator.

For purposes of this subsection 5.7, a transfer of relationship between or among the Company and/or any related corporation shall not be deemed to constitute a cessation of relationship with the Company or any of its related corporations. For purposes of this subsection 5.7, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

As used herein, the term "related corporation", when referring to a subsidiary corporation, shall mean any corporation (other than the Company) or other entity in, at the time of the granting of the option, an unbroken chain of corporations or other entities ending with the Company, if stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests of each of the corporations or other entities other than the Company is owned by one of the other corporations or other entities in such chain. When referring to a parent corporation or other entity, the term "related corporation" shall mean any corporation or other entity in an unbroken chain of corporations or other entities ending with the Company if, at the time of the granting of the option, each of the corporations or other entities other than the Company owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or other entities in such chain.

5.8 Death of Optionee. If an Optionee dies while he or she has a relationship with the Company or any related corporation or within the three-month period (or 12-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution.

5.9 Status of Stockholder. Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

5.10 Continuation of Employment. Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

5.11 Modification and Amendment of Option. Subject to the requirements of Code
Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding incentive stock options granted under this Plan shall be made in such a manner so as not to constitute a "modification" as defined in Code
Section 424(h) and so as not to cause any incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

5.12 Limitation on Value for Incentive Stock Options. As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year

(under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Code is amended or if the Internal Revenue Service publicly rules, issues a private ruling to the Company, any Optionee, or any legatee, personal representative or distributee of an Optionee or issues regulations, changing or eliminating such annual limit, in which case the limitation shall be that provided by the Code or the Internal Revenue Service, as the case may be.

5.13 Valuation of Common Stock Received Upon Exercise

     5.13.1 Exercise of Options Under Sections 5.4(a) and (c). The value of Common Stock received by the Optionee from an exercise under Sections 5.4(a) and 5.4(c) hereof shall be the fair market value, which shall mean the last reported sales price, regular way, of the Common Stock on the date of receipt by the Company of the Optionee's delivery of shares under Section 5.4(a) hereof or delivery of the exercise notice under Section 5.4(c) hereof (or, if no sale takes place on any such day, the closing bid price of the Common Stock on such day), on the principal securities exchange (including the National Association of Securities Dealers, Inc. (the "NASD'S") National Market System) on which the Common Stock is admitted or listed for trading, or, if the Common Stock is not listed on any such exchange on any such day, the highest reported bid price for the Common Stock as furnished by the NASD through NASDAQ, or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not listed for trading on an exchange and is not quoted on NASDAQ or any similar organization on any such day, the fair value of a share of Common Stock on such day as determined by the Plan Administrator in good faith.

     5.13.2 Exercise of Option Under Section 5.4(b). The value of Common Stock received by the Optionee from an exercise under Section 5.4(b) hereof (a) in the case of the sale of the Common Stock received as a result of the exercise by a broker on the date of receipt by the Company of the Optionee's exercise notice, shall equal the sales price received for such shares; and (b) in all other cases, shall be determined as provided in Section 5.13.1 hereof.

SECTION 6. Greater Than 10% Stockholders.

6.1 Exercise Price and Term of Incentive Stock Options. If incentive stock options are granted under this Plan to employees who own more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document. The term and exercise price limitations of this provision shall be amended to conform to any change required (or, in the sole discretion of the Plan Administrator, permitted) by a change in the Code or by a ruling or pronouncement of the Internal Revenue Service.

6.2 Attribution Rule. For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase stock of the Company, the stock subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, stock owned by an employee shall include all stock owned by him which is actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

SECTION 7. Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option, and the exercise price per share thereof (but not the total price), shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

7.1. Effect of Liquidation, Reorganization or Change in Control.

     7.1.1 Cash, Stock or Other Property for Stock. Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company receive cash or property other than capital stock in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the

Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Optionee's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

     7.1.2 Conversion of Options on Stock for Stock Exchange. If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. Unless the Board determines otherwise, the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

7.2 Fractional Shares. In the event of any adjustment in the number of shares covered by an option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

7.3 Determination of Board to Be Final. All Section 7 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 425(h) and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

SECTION 8. Securities Regulation. Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or inter-dealer quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Company may also require such other action or agreement by the Optionees as it may from time to time deem to be necessary or advisable. THE COMPANY SHALL NOT BE OBLIGATED, BY REASON OF THIS PROVISION OR OTHERWISE, TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder be listed on a national securities exchange or inter-dealer quotation system, all stock issued hereunder if not previously listed on such exchange or inter-dealer quotation system shall be authorized by that exchange or system for listing thereon prior to the issuance thereof.

SECTION 9. Amendment and Termination.

9.1 Board Action. The Board may at any time suspend, amend or terminate this Plan, provided that except as set forth in Section 7, the approval of the Company's stockholders acting by vote at a meeting, or written consent in lieu thereof, in accordance with the Company's ByLaws is necessary for the adoption by the Board of any amendment which will:

     (a) increase the number of shares which are to be reserved for the issuance of options under this Plan;

     (b) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under this Plan; or

   (c) require stockholder approval under applicable law.

9.2 Automatic Termination. Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or (b) the date on which this Plan is approved by the stockholders of the Company. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

SECTION 10. Effectiveness of this Plan. This Plan shall become effective upon adoption by the Board so long as it is approved by a vote of the Company's stockholders at any meeting, or by written consent in lieu thereof, in accordance with the Company's By-Laws at any time within 12 months before or after the adoption of this Plan.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                       DIRECTORS OF THINKING TOOLS, INC.
             PROXY--Annual Meeting of Stockholders, December 5, 1997

     The undersigned, a shareholder of Thinking Tools, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Phillip F. Whalen, Jr. and John Hiles and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of the Company to be held at 6541 Via Del Oro, San Jose, California 95119 on December 5, 1997 at 9:30 a.m., local time, or at any adjournment or adjournments thereof.

     The undersigned hereby instructs said proxies of their substitutes as set forth below.

   1. ELECTION OF DIRECTORS:

      The election of Phillip F. Whalen, Jr., John Hiles, Fred Knoll, Marc Cooper, Esther Dyson, Frederick Gluck, Ted Prince and Fran Saldutti.

      |_| FOR |_| TO WITHHOLD AUTHORITY to vote for all nominees.

      TO WITHHOLD AUTHORITY to vote for any individual nominee(s), print name(s) below:
      -------------------------------------------------------------------------

   2. TO ADOPT THE COMPANY'S 1997 STOCK OPTION PLAN.

      |_| FOR |_| AGAINST |_| ABSTAIN

   3. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTS OF THE COMPANY.

      |_| FOR |_| AGAINST |_| ABSTAIN

   4. DISCRETIONARY AUTHORITY.
                                                 (Continued on the reverse side)

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES AS DIRECTORS, TO APPROVE THE ADOPTION OF THE COMPANY'S 1997 STOCK OPTION PLAN, TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

     The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated November 13, 1997, and a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

                                             Please mark, date, sign and mail
                                           this proxy in the envelope provided
                                           for this purpose. No postage is
                                           required if mailed in the United
                                           States.


                                           -----------------------------, 1997


                                           -----------------------------(L.S.)


                                           -----------------------------(L.S.)
                                                      Signature


                                             NOTE: Please sign exactly as your
                                           name or names appear hereon. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please indicate the capacity in
                                           which signing. When signing as joint
                                           tenants, all parties in the joint
                                           tenancy must sign. When a proxy is
                                           given by a corporation, it should be
                                           signed with full corporate name by a
                                           duly authorized officer.